UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ferguson plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ferguson Files Definitive Proxy Materials and Annual Report

WOKINGHAM, England—

On October 17, 2023, Ferguson plc (the “Company”) filed a Definitive Proxy Statement, Definitive Additional Proxy Soliciting Material and Annual Report to Security Holders with the U.S. Securities and Exchange Commission (“SEC”). The filings are available on the SEC’s website at sec.gov and on the SEC Filings page of the Company’s website at corporate.ferguson.com.

October 17, 2023 - Definitive Proxy Statement

October 17, 2023 - Definitive Additional Proxy Soliciting Material

October 17, 2023 - Annual Report to Security Holders

Notice of Annual General Meeting

The Company has elected to take advantage of the SEC rules that allow us to provide shareholders access to our proxy materials over the internet. Beginning on October 17, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions regarding how to access our Annual Report for the fiscal year ended July 31, 2023 (the “2023 Annual Report”) and the Notice of Annual General Meeting and Proxy Statement online. The Notice of Internet Availability contains instructions regarding how shareholders can elect to receive these proxy materials in printed form by mail or electronically by email.

The Company’s Annual General Meeting (“AGM”) will take place at 3:00 p.m. GMT (10:00 a.m. ET) on Tuesday, November 28, 2023 at the offices of Freshfields Bruckhaus Deringer LLP, 100 Bishopsgate, London, EC2P 2SR, United Kingdom.

Copies of the Notice of Internet Availability, 2023 Annual Report, Notice of Annual General Meeting and Proxy Statement and form of proxy have been submitted to the National Storage Mechanism and will be made available for inspection at data.fca.org.uk/#/nsm/nationalstoragemechanism.

The expected timetable for the AGM is set out below:

AGM TIMETABLE	2023

Record date for shareholders to attend and vote at the AGM	October 4

Latest time and date for receipt of Form of Instruction (U.K. DI Holders)	November 22 (3:00 p.m. GMT)

Record date for holders of UK Depositary Interests (“U.K. DI Holders”) to be entitled to provide voting instructions in respect of the U.K. DIs registered in their name	November 22 (6:00 p.m. GMT)

Latest time and date for receipt of votes by proxy (registered shareholders)	November 25 (11:59 p.m. ET) / November 26 (4:59 a.m. GMT)

Annual General Meeting	November 28 (10:00 a.m. ET / 3:00 p.m. GMT)

If any of the above times and/or dates change, the revised times and/or dates will be notified by an announcement to a Regulatory Information Service.

About Ferguson

Ferguson plc (NYSE: FERG; LSE: FERG) is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more. We exist to make our customers’ complex projects simple, successful and sustainable. Ferguson is headquartered in the U.K., with its operations and associates solely focused on North America and managed from Newport News, Virginia. For more information, please visit corporate.ferguson.com or follow us on Linkedln linkedin.com/company/ferguson-enterprises.

Investor Inquiries

Brian Lantz

Vice President, IR and Communications

+1 224 285 2410

Brian.lantz@ferguson.com

Pete Kennedy

Director, Investor Relations

+1 757 603 0111

Peter.kennedy@ferguson.com

Media Inquiries

Christine Dwyer

Senior Director, Communications and Public Relations

+1 757 469 5813

Christine.dwyer@ferguson.com